EXHIBIT 11 - STATEMENTS RE: COMPUTATION OF PER SHARE EARNINGS


                         Frontier National Corporation
                  Computation of Net Income Per Common Share

The following tabulation presents the calculation of basic and diluted earnings per common share for the years ended December 31, 1998, 1997 and 1996.

                                                          1998        1997        1996
                                                       ----------  ---------   ---------
BASIC EARNINGS PER SHARE:
 Net income..........................................  $1,127,816  $1,351,806  $1,046,806
                                                       ==========  ==========  ==========

 Earnings on common shares...........................  $1,127,816  $1,351,806  $1,046,806
                                                       ==========  ==========  ==========

 Weighted average common shares outstanding - basic..   1,907,756   1,458,027   1,459,444
                                                       ==========  ==========  ==========

 Basic earnings per common share.....................  $      .59  $      .93  $      .72
                                                       ==========  ==========  ==========

DILUTED EARNINGS PER SHARE:
 Net income..........................................  $1,127,816  $1,351,806  $1,046,806
                                                       ==========  ==========  ==========

 Weighted average common shares
  outstanding........................................   1,907,746   1,458,027   1,459,444

 Net effect of the assumed exercise of stock
  options - based on the treasury stock method
  using average market price for the year............      14,164         -0-         -0-
                                                       ----------  ----------  ----------
 Weighted average common shares outstanding -
  diluted............................................   1,921,910   1,458,027   1,459,444
                                                       ==========  ==========  ==========

 Diluted earnings per common share...................  $      .59         .93  $      .72
                                                       ==========  ==========  ==========

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